UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

7

Date of Report (Date of Earliest Event Reported):	June 6, 2013

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 Seaport Blvd, Suite 210, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2013 annual meeting of the stockholders of BroadVision, Inc. was held on June 6, 2013 in our office located at 1700 Seaport Boulevard, Suite 210, Redwood City, California. Of the 4,701,464 shares of our common stock entitled to vote at the meeting, 3,196,584 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Our stockholders elected 4 directors to serve for the ensuing year and until their successors are elected. The votes regarding the election of directors were as follows:

Name	For	Withheld	Broker Non-Vote
Pehong Chen.................................................	1,840,985	26,230	1,329,369
James D. Dixon..............................................	1,839,858	27,357	1,329,369
Robert Lee.....................................................	1,839,290	27,925	1,329,369
François Stieger............................................	1,839,307	27,908	1,329,369

Our stockholders ratified the selection of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. There were 3,131,733 votes cast for the proposal, 49,387 votes cast against and 15,464 abstentions.

Our stockholders approved an amendment to BroadVision’s Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by Two Hundred Thousand (200,000) shares. There were 1,833,091 votes cast for the proposal, 33,453 votes cast against, 671 abstentions and 1,329,369 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

June 7, 2013	By:	/s/ Shin-Yuan Tzou

Name: Shin-Yuan Tzou
Title: Chief Financial Officer